Exhibit 3.858
ENDORSED — FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
OCT 10 2000
SILL JONES SECRETARY OF STATE
2264782
ARTICLES OF INCORPORATION
OF
RI/ALAMEDA CORP.
* * * * *
FIRST: That the name of the corporation is RI/Alameda Corp.
SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.
THIRD: The name of this corporation’s initial agent for service of process on the State of California is :
C T CORPORATION SYSTEM
FOURTH: The total number of shares which the corporation is authorized to issue is One Thousand (1,000); all of such shares shall be without par value.
     IN WITNESS WHEREOF, the undersigned have executed these Articles this 6th day of October, 2000.

By: /S/ David A. Barclay
(signature of Incorporator)

David A. Barclay
(Typed Name of Incorporator)